Exhibit 99.1

SCHEDULE A

Set forth below are the members of the Board of Directors of ADQ.
Name	Business Address	Present Principal Occupation	Citizenship
H.H. Sheikh Tahnoon bin Zayed Al Nahyan	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Chairman	United Arab Emirates
H.E. Jassem Al Zaabi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Vice Chairman	United Arab Emirates
H.H. Sheikh Zayed bin Hamdan bin Zayed Al Nahyan	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	United Arab Emirates
H.E. Sheikh Abdullah bin Mohamed Al Hamed	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	United Arab Emirates
H.E. Mohamed Hassan Alsuwaidi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member, Managing Director & Group Chief Executive Officer	United Arab Emirates
H.E. Mohamed Mubarak Fadel Al Mazrouei	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	United Arab Emirates
H.E. Ali Mohammed Hammad Al Shamsi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	United Arab Emirates
H.E. Dr. Ahmed Mubarak Al Mazrouei	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	United Arab Emirates
Kaj-Erik Relander	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member	Finland

Set forth below are the executive officers of ADQ.
Name	Business Address	Present Principal Occupation	Citizenship
H.E. Mohamed Hassan Alsuwaidi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Board Member, Managing Director & Group Chief Executive Officer	United Arab Emirates
Hamad Al Hammadi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Energy & Utilities, Healthcare & Life Sciences, Sustainable Manufacturing, and Infrastructure & Critical Minerals	United Arab Emirates
Mansour AlMulla	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Food & Agriculture, Transport & Logistics, Financial Services, and Real Estate Investments	United Arab Emirates
Bashar AlRosan	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Legal, Compliance, Risk & Audit	United Arab Emirates
Dr. Jaap Kalkman	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Investment Officer, Energy & Utilities, Healthcare & Life Sciences, Sustainable Manufacturing, and Infrastructure & Critical Minerals	The Netherlands
Louay Abou Chanab	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Digital and AI Officer	Canada
Marcos de Quadros	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Financial Officer	Brazil
Anas Albarguthi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Operating Officer	United Arab Emirates
Gil Adotevi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Investment Officer, Food & Agriculture, Transport & Logistics, Financial Services, and Real Estate Investments	Canada
Mohamed Kaissi	Capital Gate 10th Floor, Al Khaleej Al Arabi Street, Abu Dhabi, United Arab Emirates	Group Chief Strategy Officer	United States

SCHEDULE B

Set forth below are the members of the Board of Directors of Sapphire II.
Name	Business Address	Present Principal Occupation	Citizenship
Hoon Cha	Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates	Senior Partner, Lunate Capital Limited	South Korea
Peter Anthony Howley	Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates	Senior Partner and Chief Legal Officer, Lunate Capital Limited	United Kingdom
Jason Alexander Loveless	Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates	Senior Partner, Operations, Lunate Capital Limited	United Kingdom